                               CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS TRUST

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Counsel to the Trust" in the Statement of Additional Information for each portfolio of Short-Term Investments Trust (the "Trust"), and under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the Trust portfolios, all of which are included in Post-Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58287), and Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-02729), on Form N-1A of the Trust.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
December 14, 2007